Exhibit 10.8

SHRB

Strategic Cooperation Agreement

(February, 2019)

Strategic Cooperation Agreement

Between

SHRB

And

Shanghai Qingke Public Rental Housing Operation

and Management Co., Ltd.

Party A: SHRB

Address: Unit 01 and 02, 1/F, Century Avenue No.1239, China (Shanghai)

Pilot Free Trade Zone, China

Legal representative: Funing Hou

Unified Social Credit Code: 913100003245078523

Party B: Shanghai Qingke Public Rental Housing Operation and

Management Co., Ltd.

Address: Room 1607, Building A, Greenland Center, Longhua Middle

Road No.596, Xuhui District, Shanghai

Legal representative: Guangjie Jin

Unified Social Credit Code: 913100003208505147

WHEREAS:

(I)     Party A is one of the first batch of five private banks to be piloted nationwide, and it was originated from the new era of reform and was established in the Shanghai Free Trade Zone. With steady development in good faith and forging ahead to keep pace with the era, Party A is committed to becoming a century-old enterprise with evergreen foundation. Relying on new thinking and techniques, facing the new economy and serving new enterprises and lifestyles, Party A focuses on small and micro enterprises and the public, serving clients with professional wisdom, supporting the real economy with business wisdom, and promoting social progress with innovative wisdom.

(II)     As a leader of the distributed long-term rental apartment services that was established in Shanghai in 2012, Party B is committed to providing high-quality long-term rental apartment services for young clients and making extensive use of advanced Internet and Internet of things technologies to create efficient management and operation. Besides, it also builds an online and offline living community for young tenants to meet their needs in residence, consumption, social life, culture and other aspects.

(III)    Both Parties intend to carry out in-depth cooperation in the industry of long-term rental apartments and implement the important ideas of the 19th National Congress of the Communist Party of China, that is, we will work faster to put in place a housing system that provides housing for people to live in, not for speculation and move faster to establish a system that provides housing for people from multiple sources, to ensure housing through multiple channels, and to providing housing for both rental and purchasing needs. Both Parties shall work together to achieve win-win results for landlords, tenants and suppliers.

THEREFORE, both Parties, based on the principles of equality, voluntariness and good faith, have reached the following agreement.

I. Cooperation Principle

Article 1 Both Parties shall cooperate in accordance with the following principles:

(I) Standard Operation. The areas, methods and means of cooperation between the Parties shall comply with national laws and regulations, regulatory authorities and relevant internal provisions between both Parties.

(II) Mutual Trust. Both Parties shall cooperate in good faith and trust each other.

(III) Mutual benefit. Through cooperation, both Parties shall benefit from each other and achieve common development.

(IV) Long-term cooperation. The Parties shall establish a harmonious and close strategic cooperative partnership and give full play to their respective resources and channel advantages, thereby jointly promote the long-term and sustainable development of both businesses.

II. Cooperation Method

Article 2 Both Parties undertake to carry out this cooperation in strict accordance with relevant laws, regulations and regulatory requirements including the Commercial Bank Law of the People’s Republic of China.

Article 3 The scope of cooperation between Party A and Party B is limited to the territory of the People’s Republic of China (excluding Hong Kong, Macao and Taiwan).

Article 4 The cooperation method as agreed by both Parties is as follows: Party B is responsible for the operation of the long-term rental apartment services, and in accordance with laws and regulations and bank regulations, Party A intends to grant Party B a credit line of RMB 2 billion (RMB 450 million shall be used for the house decoration purchased by Party B and the daily operation of the company, RMB 550 million shall be used for the upstream and downstream supply chain cooperation and RMB 1 billion shall be used for the rental loan) with a loan interest rate of 7.5%.

Article 5 Party B shall conduct business, credit investigation and operation in accordance with laws and regulations without major changes and ensure that the operating income in 2018 is not less than RMB 800 million. Party B shall meet the loan conditions proposed by Party A and complete the relevant procedures. The specific requirements shall be subject to the internal approval of Party A, and the Parties shall sign a specific loan contract separately.

Article 6 Both Parties agree to share the relevant information (Including the transaction records formed under the repayment account opened by the customer at party A, hereinafter inclusive) and establish an information transmission system between the Parties on the basis of acquiring the client authorization and complying with the confidentiality clauses and work together to complete the docking and module development for the system mentioned above. Both Parties undertake to make reasonable use of the relevant information within the scope of “anti-money laundering, anti-fraud and prevention of illegal fund-raising” and comply with laws, regulations and regulatory authorities when using the financial information of client.

Article 7 Both Parties may cooperate in marketing and publicity. During marketing and promotional activities, either Party, subject to correct self-identification and written consent from the other Party, may use the name or logo of the other Party based on the need to explain the cooperative relationship between both Parties.

Article 8 Party A and Party B agree to have full and positive communication during the cooperation. Each Party has the duty of disclosure to inform the other Party of any matter discovered and learned by such Party that may have a significant impact on the business related hereto.

Article 9 During the term hereof, the specific cooperation matters between the Parties shall be subject to this Agreement, the supplementary Agreement and the relevant Appendix hereof.

III. Rights Protection

Article 10 Party A and Party B shall ensure that the services, project results, research methods and tools each provides do not infringe any third party patent rights, trademark rights, copyrights, trade name rights, technical secrets and business method rights. If the innocent Party suffers loss therefrom, the breaching Party shall be liable for compensation.

Article 11 Both Parties shall ensure that the data sources provided to the other Party comply with the provisions of laws and regulations and the agreement between the Provider and the Recipient. The Provider shall ensure that the collection and use of electronic personal information of citizens conforms to the principles of legality, legitimacy and necessity and that it has made clear to the Recipient the purpose, method and scope of the information it collects and uses, and has obtained the consent of the Recipient.

Article 12 Prior to the signing hereof, the intellectual property rights of the Parties, including, but not limited to, information, technological achievements, brands, trademarks, trade names and names, shall be owned by the Parties respectively. Neither Party shall infringe the intellectual property rights of the patent holder in any way.

Article 13 If either Party breaches the rights protection clause stipulated in this Article, the other Party is entitled to terminate this Agreement at any time and require the breaching Party to bear the losses thus suffered by the non-breaching Party.

IV. Anti-false Publicity

Article 14 Both Parties are clear and willing to strictly comply with the Copyright Law, Trademark Law, Patent Law, Anti-unfair Competition Law and other intellectual property rights, contract laws and advertising laws of the People’s Republic of China. Both Parties are entitled to make true and reasonable use or publicity within the agreed scope of the matters set out herein in the agreed manner, except for the confidential contents agreed herein. To avoid risks such as trademark infringement and improper publicity, both Parties agree that prior written approval of the other Party shall be obtained before using the other Party’s trademarks, brands, company name for publicity, otherwise such use or publicity shall not be permitted. Both Parties hereby undertake to respond positively to each other’s reasonable use or publicity on cooperation matters. Both Parties acknowledge that using the other Party’s trademarks, brands and company name for commercial publicity without prior written consent of such Party; fictitious matters of cooperation; exaggeration of the scope, content, effect, scale and degree of cooperation shall be deemed as a breach hereof and may constitute unfair competition due to false publicity. The non-breaching Party or the infringed Party reserves the right to investigate the corresponding legal liability.

V. Confidentiality

Article 15 Both Parties shall keep confidential the business secrets (“Business Secrets”) of each other. “Business Secrets” includes, but not limited to, the company information provided for the performance hereof, other documents and information arising from the cooperation with respect to the contents hereof, subsequent specific agreements and any supplementary agreements, documents, client information, financial information and business letters of the other Party or its affiliates obtained by either Party. In addition to the confidentiality undertaking of the aforementioned information, both Parties are obliged to take all reasonable measures to protect the information received from distribution, dissemination, disclosure, reproduction and abuse and access by irrelevant persons. Both Parties undertake to continue to assume the confidentiality obligations under this Article after the termination hereof. Either Party is entitled to claim for losses that arise from intentional or negligent disclosure of trade secrets by the other Party.

VI. Anti-money Laundering

Article 16 Both Parties shall, in accordance with the Anti-money Laundering Law of the People’s Republic of China and other anti-money laundering regulatory laws and regulations, define responsibilities, assist each other, take effective measures and jointly promote the anti-money laundering cooperation:

(I) Party B shall perform the client identification obligation in accordance with the requirements of anti-money laundering regulations;

(II) Party A shall be able to obtain from Party B copies, scanned copies or electronic copies of valid identification documents and other materials required by client identification when handling relevant formalities;

(III) Party B shall, in accordance with the law, keep the identity information and transaction records of the client, to ensure that Party A can attach sufficient importance to the transaction and provide information necessary for monitoring and analyzing the transaction, investigating suspicious transaction activities and investigating and dealing with money laundering cases;

(IV) To jointly assist relevant regulatory agencies to properly handle major anti-money laundering cases;

(V) Both Parties shall undertake the anti-money laundering obligations required by other anti-money laundering laws and regulations in accordance with the regulatory regulations.

VII. Liability for Breach

Article 17 If either Party violates this Agreement directly or indirectly, or fails to assume or fails to timely and fully assume its obligations hereunder, the non-breaching Party is entitled to require the breaching Party to correct its breach. If the breaching Party refuses to correct its breach, the non-breaching Party is entitled to terminate this Agreement and require the breaching Party to assume liability for breach and compensate all losses of the non-breaching Party.

VIII. Dispute Settlement

Article 18 Any dispute between the Parties shall be settled first by friendly negotiation. If no settlement can be reached through negotiation, either Party may bring a lawsuit to a people’s court of competent jurisdiction of the location of Party A.

IX. Change and Termination

Article 19 This Agreement shall be valid for three years from the effective date hereof. If either Party needs to terminate this Agreement in advance, it shall notify the other Party in writing three months in advance and obtain the written consent of the other Party before termination.

The term hereof shall not affect the validity period of a written agreement on a specific business agreed by both Parties. The change hereof shall be valid only if both Parties reach a consensus through consultation and sign a written agreement.

X. Supplementary Provisions

Article 20 This Agreement shall be made in quadruplicate, and each Party holding two of them, all of which have the same legal effect. This Agreement shall become effective on the date when the legal representatives or authorized representatives of both Parties sign and affix their official seals.

Article 21 For matters not covered herein, the Parties shall sign a written supplementary agreement, which shall be an integral part hereof. In the event of conflict between the supplementary agreement and this Agreement, the supplementary agreement shall prevail, otherwise, this Agreement shall prevail.

Article 22 This Agreement shall form part of the subsequent formal and specific agreement between the Parties.

Article 23 If the contents hereof are inconsistent with any laws, regulations or relevant mandatory provisions of CBRC, the relevant provisions shall prevail.

Article 23 Any express, implied, oral or written explanation, commitment or undertaking made by any person without the authorization of both Parties and inconsistent with this Agreement shall have no legal effect.

(This is the signature page of the Cooperation Agreement only)

Party A (Seal and signature):

SHRB (Official Seal)
(Sealed)

Legal/authorized representative: (signature)
/s/ Funing Hou

February 21, 2019

Party B (Seal and signature):
Shanghai Qingke Public Rental Housing Operation and Management Co., Ltd. (Official Seal)
(Sealed)

Legal representative/authorized representative: (signature)
/s/ Guangjie Jin

February 21, 2019